                                                Exhibit 10(m)







                NEW ENGLAND ELECTRIC COMPANIES'

                   DEFERRED COMPENSATION PLAN
















               Executed June 15-18, 1979
               Amended October 12, 1982
               Amended July 31, 1984
               Amended May 13, 1985
               Amended December 8, 1986
               Amended November 24, 1992
               Amended January 1, 1995
               Amended October 24, 1995
               Amended October 15, 1996
               Amended November 26, 1996

                       TABLE OF CONTENTS
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                                                           Page
                                                           ----

  I.      PURPOSE; EXISTING BENEFITS . . . . . . . . . . . . .1

  II.     DEFINITIONS. . . . . . . . . . . . . . . . . . . . .1
   2.01   Actuarial Value. . . . . . . . . . . . . . . . . . .1
   2.02   Beneficial Owner . . . . . . . . . . . . . . . . . .2
   2.03   Beneficiary. . . . . . . . . . . . . . . . . . . . .2
   2.04   Benefits Committee . . . . . . . . . . . . . . . . .2
   2.05   Board. . . . . . . . . . . . . . . . . . . . . . . .2
   2.06   Cash Account . . . . . . . . . . . . . . . . . . . .2
   2.07   Cash Account Balance . . . . . . . . . . . . . . . .3
   2.08   Change in Control. . . . . . . . . . . . . . . . . .3
   2.09   Chief Executive Officer. . . . . . . . . . . . . . .4
   2.10   Compensation . . . . . . . . . . . . . . . . . . . .4
   2.11   Compensation Committee . . . . . . . . . . . . . . .5
   2.12   Deferral Agreement . . . . . . . . . . . . . . . . .5
   2.13   Deferred Compensation. . . . . . . . . . . . . . . .5
   2.14   Deferred Compensation Account. . . . . . . . . . . .5
   2.15   Deferral Match . . . . . . . . . . . . . . . . . . .5
   2.16   Deferral Unit. . . . . . . . . . . . . . . . . . . .5
   2.17   Disability . . . . . . . . . . . . . . . . . . . . .5
   2.18   Dividend . . . . . . . . . . . . . . . . . . . . . .6
   2.19   Dividend Reinvestment Plan . . . . . . . . . . . . .6
   2.20   Election Period. . . . . . . . . . . . . . . . . . .6
   2.21   Employer . . . . . . . . . . . . . . . . . . . . . .6
   2.22   Incentive Plans. . . . . . . . . . . . . . . . . . .7
   2.23   Incentive Shares . . . . . . . . . . . . . . . . . .7
   2.24   Incentive Thrift Plan. . . . . . . . . . . . . . . .7
   2.25   Interest . . . . . . . . . . . . . . . . . . . . . .7
   2.26   A Major Transaction. . . . . . . . . . . . . . . . .7
   2.27   New England Electric System. . . . . . . . . . . . .9
   2.28   Other Plans. . . . . . . . . . . . . . . . . . . . .9
   2.29   Participant. . . . . . . . . . . . . . . . . . . . 10
   2.30   Performance Shares . . . . . . . . . . . . . . . . 10
   2.31   Performance Share Plan . . . . . . . . . . . . . . 10
   2.32   Person . . . . . . . . . . . . . . . . . . . . . . 10
   2.33   Plan Year. . . . . . . . . . . . . . . . . . . . . 11
   2.34   Qualified Plan . . . . . . . . . . . . . . . . . . 11
   2.35   Related Plan Year. . . . . . . . . . . . . . . . . 11
   2.36   Shares . . . . . . . . . . . . . . . . . . . . . . 11
   2.37   Share Account. . . . . . . . . . . . . . . . . . . 11
   2.38   Share Account Balance. . . . . . . . . . . . . . . 11
   2.39   Share Price. . . . . . . . . . . . . . . . . . . . 12
   2.40   Subsidiary . . . . . . . . . . . . . . . . . . . . 13
   2.41   Termination of Service . . . . . . . . . . . . . . 13
   2.42   Vested . . . . . . . . . . . . . . . . . . . . . . 13

  III.    ADMINISTRATION . . . . . . . . . . . . . . . . . . 14
   3.01   Benefits Committee . . . . . . . . . . . . . . . . 14
   3.02   Liability for Acts . . . . . . . . . . . . . . . . 14
   3.03   Minors, Etc. . . . . . . . . . . . . . . . . . . . 14
   3.04   Proof. . . . . . . . . . . . . . . . . . . . . . . 15
   3.05   Denied Claims. . . . . . . . . . . . . . . . . . . 15
   3.06   Participant List . . . . . . . . . . . . . . . . . 17

  IV.  OPERATION OF THE PLAN . . . . . . . . . . . . . . . . 17
   4.01   Deferral Election. . . . . . . . . . . . . . . . . 17
            (A) Form of Election . . . . . . . . . . . . . . 17
            (B) Time of Election . . . . . . . . . . . . . . 18
     4.02   Deferral Match . . . . . . . . . . . . . . . . . 19
     4.03   Deferred Compensation Accounts . . . . . . . . . 20
            (A) Cash Account . . . . . . . . . . . . . . . . 20
            (B) Share Account. . . . . . . . . . . . . . . . 21
     4.04   Payment of Balances. . . . . . . . . . . . . . . 22
            (A) Election of Time of Payment. . . . . . . . . 22
            (B) Payments After Ten Years . . . . . . . . . . 22
            (C) Payments at Retirement . . . . . . . . . . . 22
            (D) Payments Upon Termination of Service.. . . . 23
            (E) Hardship Payments. . . . . . . . . . . . . . 23
            (F) Dissolution of Employer; A Major
                Transaction; Change in Control . . . . . . . 24
            (G) Death or Disability. . . . . . . . . . . . . 25
            (H) Form of Payments . . . . . . . . . . . . . . 25
            (I) Distributed Shares.. . . . . . . . . . . . . 26
            (J) Taxes. . . . . . . . . . . . . . . . . . . . 28
     4.05   No Segregation of Assets . . . . . . . . . . . . 28
     4.06   Failure of Payments. . . . . . . . . . . . . . . 29

  V. AMENDMENT OR TERMINATION. . . . . . . . . . . . . . . . 30
     5.01   Right to Amend or Terminate. . . . . . . . . . . 30

  VI.       GENERAL PROVISIONS . . . . . . . . . . . . . . . 31
     6.01   Nonalienation of Benefits. . . . . . . . . . . . 31
     6.02   No Implied Rights. . . . . . . . . . . . . . . . 31
     6.03   Effectuation of Interest . . . . . . . . . . . . 31
     6.05   Headings . . . . . . . . . . . . . . . . . . . . 32
     6.06   Gender and Number. . . . . . . . . . . . . . . . 32
     6.07   Separability . . . . . . . . . . . . . . . . . . 32
     6.08   Applicability. . . . . . . . . . . . . . . . . . 33
     6.09   Governing Law. . . . . . . . . . . . . . . . . . 33
     6.10   Effective Date . . . . . . . . . . . . . . . . . 33

  SIGNATURE. . . . . . . . . . . . . . . . . . . . . . . . . 33

  APPENDIX A . . . . . . . . . . . . . . . . . . . . . . . . 34

                NEW ENGLAND ELECTRIC COMPANIES'

                   DEFERRED COMPENSATION PLAN
                  --------------------------


  I.      PURPOSE; EXISTING BENEFITS
   --------------------------

   The purpose of the Deferral Plan (the Plan) is to enable executives to better plan the timing of their receipt of income by deferring cash compensation and bonus shares, in accordance with federal tax statutes. The Plan was first executed in June of 1979, and has been amended on several occasions since.
   The Plan is being further amended effective as of October 24, 1995, in order to reflect changes in executive benefit plans and to permit additional participations. Deferrals made under previous versions of the Plan are to receive benefits and are controlled by the terms of such versions, except that subsection 4.04(F) will be controlling in the event of a Change in Control or Major Transaction. Any deferral elections in effect shall continue through December 31, 1995.

  II.     DEFINITIONS
   -----------
   2.01 Actuarial Value will be established using the most recent assumptions established by the Benefits Committee for the Qualified Plan.

   2.02 Beneficial Owner shall have the meaning defined in Rule 13d-3 under the Securities Exchange Act of 1934.

   2.03 Beneficiary means any person designated in writing by a Participant (which designation may be changed from time to time) to receive benefits under the Plan payable upon death of the Participant. Unless otherwise designated, the Beneficiary will be the beneficiary under the Participant's Group Life Insurance enrollment and insurance provided, in whole or in part, by the Employer. If there is no designated Beneficiary alive when the Participant dies, the benefit shall be paid to the estate of the Participant.

   2.04 Benefits Committee means the Benefits Committee established in accordance with the Qualified Plan.

   2.05   Board means the Board of Directors of the New
  England Electric System.

   2.06 Cash Account means the account established for Participants in accordance with subsection 4.03(A).

   2.07 Cash Account Balance means the amount deferred by the Participant in his or her Cash Account and Interest thereon, all as provided in subsection 4.03(A), less any payments or reductions made in accordance with Sections 4.04 and 4.06.

   2.08 Change in Control occurs when the conditions set forth in either of the following paragraphs shall have been satisfied:

   (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of New England Electric System (not including in the securities beneficially owned by such Person any securities acquired directly from New England Electric System or its affiliates) representing 20% or more of the combined voting power of New England Electric System's then outstanding securities; or
   (b) during any period of not more than two consecutive years after January 1, 1995, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with New England Electric System to effect a transaction described in clause (a) of this Section) whose election by the Board or nomination for election by New England Electric System's shareholders was approved or recommended by a vote of at least two-
          thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the Board.

   2.09   Chief Executive Officer means the Chief Executive
  Officer of the New England Electric System.

   2.10   Compensation means
   (a) the monthly base pay (including any amount deferred hereunder) of a Participant,
   (b)    any Incentive Compensation,
   (c)    any Incentive and Performance Shares, and
   (d) any other bonuses specifically designated by the Employer at the time of the award as being deferred under the terms of this Plan.

   2.11   Compensation Committee means the Compensation
  Committee of the Board.

   2.12 Deferral Agreement means the share deferral agreement, if any, made by the Participant and the Company in December 1994.

   2.13 Deferred Compensation means the Compensation of a Participant deferred in accordance with the terms of this Plan.

   2.14 Deferred Compensation Account means the special memorandum account(s) established for a Participant on the books of his Employer pursuant to Section 4.03.

   2.15 Deferral Match means the amount contributed by the Employer pursuant to Section 4.02.

   2.16 Deferral Unit means an insurance related investment unit established under prior provisions of the Plan.

   2.17 Disability means a physical or mental condition of the Participant which, based on satisfactory medical evidence, is believed to be permanent and to render the Participant unfit to perform duties for an Employer.

   2.18   Dividend has the meaning set out in subsection
  4.03(B).

   2.19   Dividend Reinvestment Plan means the New England
  Electric System Dividend Reinvestment and Common Share Purchase
  Plan, as amended from time to time.

   2.20   Election Period is the 365-day period following:
   (a) the mailing of the notice to the Participant of his or her eligibility to make an election due to a Change of Control or a Major Transaction, or

   (b)    Termination of Service, as applicable.

   2.21   Employer is the company within the New England
  Electric System holding company system which pays the base pay or fees of the Participant.

   2.22   Incentive Plans means:
   (a)    New England Electric Companies' Senior Incentive
            Compensation Plan,

   (b)    New England Electric Companies' Incentive
            Compensation Plan I,

   (c)    New England Electric Companies' Incentive
            Compensation Plan II, and

   (d)    New England Electric Companies' Incentive
            Compensation Plan III,

   as they may be amended from time to time.



   2.23 Incentive Shares mean annual incentive share awards under the New England Electric Companies' Incentive Share Plan, as it may be amended from time to time.

   2.24   Incentive Thrift Plan means The New England
  Electric System Companies Incentive Thrift Plan as amended from time to time.

   2.25   Interest means the factor described in Subsection
  4.03(A).

   2.26 A Major Transaction shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
   (a) the shareholders of New England Electric System approve a merger or consolidation with any corporation or business trust, other than (i) a merger or consolidation which would result in the individuals who prior to such merger or consolidation constitute the Board constituting at least two-thirds of the board of directors of New England Electric System or the surviving or succeeding entity immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization (or similar transaction) in which no Person acquires more than 20% of the combined voting power of New England Electric System's then outstanding securities;
   (b) the shareholders of New England Electric System approve a plan of complete liquidation thereof; or
   (c) the shareholders of New England Electric System approve an agreement for the sale or disposition of all or substantially all of New England Electric System's assets, other than a sale or disposition which would result in the individuals who prior to such sale or disposition constitute the Board
          constituting at least two-thirds of the board of
            directors of the Person purchasing such assets
            immediately after such sale or disposition.

   2.27 New England Electric System means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation, or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer, or agent thereof assumes or shall be held to any liability therefor.

   2.28   Other Plans means the New England Electric
  Companies' Executive Supplemental Retirement Plan, the New England Electric System Companies Retirement Supplement Plan, the New England Electric System Directors Deferred Compensation Plan, New England Electric Companies' Senior Incentive Compensation Plan, New England Electric Companies' Incentive Compensation Plan I, New England Electric Companies' Incentive Compensation Plan II, New England Electric Companies' Incentive Compensation Plan III, or New England Electric Companies Long-term Performance Share Award Plan.

   2.29 Participant means a Participant in one of the Incentive Plans.

   2.30 Performance Shares means the potential share grants awarded under the Performance Share Plan.

   2.31   Performance Share Plan means the New England
  Electric Companies Long-term Performance Share Award Plan.

   2.32   Person shall have the meaning given in Section
  3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include
  (i) New England Electric System or any subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of New England Electric System or any subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of New England Electric System in substantially the same proportions as their ownership of shares of New England Electric System.

   2.33   Plan Year means a calendar year.

   2.34   Qualified Plan means the New England Electric
  System Companies' Final Average Pay Pension Plan I.

   2.35 Related Plan Year means, for deferrals under subsection 4.01(A)(i), the Plan Year in which the Compensation was earned; for deferrals under subsection 4.01(A)(ii) or
  (iii), the Plan Year for which performance is awarded by the Incentive Compensation or Incentive Shares; and for deferrals under subsection 4.01(A)(iv), the last year of the Performance Cycle.

   2.36   Shares means common shares of New England Electric
  System. After a merger, consolidation, or other similar restructuring of New England Electric System, Shares shall mean the common shares of the new entity.

   2.37 Share Account means the account established for Participants in accordance with subsection 4.03(B).

   2.38 Share Account Balance means the amount deferred by the Participant in his or her Share Account and Dividends thereon, all as provided in subsection 4.03(B), less any payments or reductions made in accordance with Sections 4.04 and 4.06.

   2.39 Share Price for purchases shall be determined using as a proxy the price of Shares being acquired by the New England Electric System Dividend Reinvestment Plan during the time period when the Shares for this Plan would be acquired were this Plan a participant in that plan. The Share Price for Shares being liquidated shall be determined by using the price actually received by the Rabbi Trust on a sale of Shares related hereto or by using as a proxy the price received for those Shares sold by the Dividend Reinvestment Plan next following the date of determination.

   For a Change in Control or Major Transaction, the cash value of Shares will be established using the highest average of the high and low prices on the New York Stock Exchange Composite Transaction as reported in the Wall Street Journal for any five consecutive trading days in the 60 days preceding the Change in Control or Major Transaction. If there is no trading in the Shares on the New York Stock Exchange for a substantial amount of time during the five-day period, or if publication by The Wall Street Journal of reports of Share transactions for any day in the five-day period does not take place or is subject to reporting error, the value of Shares shall be determined by the Benefits Committee on the basis of such market quotations or other method as the Benefits Committee shall deem appropriate.

    2.40 Subsidiary means a company five per centum or more of whose outstanding voting securities or partnership or membership interests are owned, controlled, or held with power to vote, directly or indirectly, by New England Electric System or any subsidiary thereof.

   2.41 Termination of Service shall occur when the Participant is neither (i) employed by a Subsidiary nor (ii) a member of the board of directors of New England Electric System or any Subsidiary.

   2.42 Vested - a Participant will be Vested under the Qualified Plan when they satisfy the requirements for 100% vesting in their accrued benefits under that plan.

  III.    ADMINISTRATION
   --------------
   3.01   Benefits Committee.  This Plan shall be
  administered by the Benefits Committee, and interpretations of the Plan by the Benefits Committee shall be final and binding on all parties.

   3.02 Liability for Acts. Neither the Compensation Committee, the Benefits Committee, nor the Employers, nor the members, officers, directors, agents, or employees of any of the foregoing shall be liable for any error of omission or commission unless such error results from its, his, or her own gross negligence, willful misconduct, or lack of good faith; nor shall any such party be liable for any act of gross negligence, willful misconduct, or lack of good faith of any other such party.

   3.03 Minors, Etc. If a minor, person declared incompetent, or person incapable of handling the disposition of his or her property is entitled to receive a benefit, make an application, or make an election hereunder, the Benefits Committee may direct that such benefits be paid to, or such application or election be made by, the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person. Any payment made, application allowed, or election implemented in accordance with this Section shall completely discharge the Plan, the Compensation Committee, the Benefits Committee, the Employers, and New England Electric System from all liability with respect thereto.

   3.04 Proof. The Benefits Committee may require proof of the death, Disability, incompetency, minority, or incapacity of any Participant or Beneficiary, and of the right of a person to receive any benefit or make any application or election.

   3.05 Denied Claims. The procedures when a claim under this Plan is denied are as follows:

   (A)    The Benefits Committee shall:

          (i)     notify the claimant within a reasonable
                    time of such denial, setting forth the
                    specific reasons therefor; and
          (ii)    afford the claimant a reasonable
                    opportunity for a review of the decision.

   (B) The notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:
          (i) identification of pertinent provisions of this Plan;
          (ii)    such additional information as may be
                    relevant to denial of claim; and
          (iii)   an explanation of the claims review
                    procedure; and advice that the claimant may request an opportunity to submit a statement of issues and comments.

   (C) Within sixty days following advice of denial of a claim, upon request made by the claimant, the Benefits Committee shall take appropriate steps to review its decision in light of any further information or comments submitted by the claimant. The Benefits Committee may hold a hearing at which the claimant may present the basis of any claim for review.

   (D) The Benefits Committee shall render a decision within a reasonable time (not in excess of 120 days) after the claimant's request for review and shall advise the claimant in writing of its decision, specifying the reasons and identifying the appropriate provisions of this Plan.
   (E) The Benefits Committee shall report to the Compensation Committee any denials of claims, requests for review, and actions taken in response to such requests. The Compensation Committee may review such denials and actions and may affirm, modify, or reverse same.

   3.06 Participant List. The Chief Executive Officer shall be responsible for maintaining an up-to-date list of the Participants with copies to Compensation Committee and Benefits
  Committee members.

  IV.  OPERATION OF THE PLAN
   ---------------------

   4.01   Deferral Election.
          ------------------
   (A) Form of Election. For elections made after September 1, 1995, a Participant may elect to defer
  Compensation as follows:

          (i) A Participant may elect to have his or her 2.09(a) Compensation reduced by any percentage - not exceeding 15 percent.

          (ii) A Participant may elect to defer any whole percentage of his or her Incentive
                    Compensation.

          (iii) A Participant may elect to defer all of his or her Incentive Shares.

          (iv) A Participant may elect to defer all of his or her Performance Shares.

  The amount of deferrals under (i) and (ii) may be reduced by the amount of the Participant's salary reduction contribution under the Incentive Thrift Plan. These elections are not exclusive and a Participant may elect one, or any combination thereof.

   (B) Time of Election. Except as provided in this section, elections for deferrals under subsection 4.01(A)(i) shall be made prior to commencement of the Plan Year in which the Compensation is to be earned; elections for deferrals under subsections 4.01(A)(ii) or (iii) shall be made prior to the Plan Year, the performance in which is rewarded by the Incentive Compensation or Incentive Shares; elections for deferrals under subsection 4.01(A)(iv) shall be made prior to commencement of the third year of the performance cycle as defined in the Performance Share Plan.

   If any individual becomes a Participant or qualifies for a new form of bonus during a Plan Year, he or she may, at that time, elect prior to receipt of the related 2.10(a) Compensation, award of Incentive Compensation or Incentive Shares, or allocation of Performance Shares to defer Compensation received or earned in that or a succeeding Plan Year.

   An election once made shall be effective for each succeeding year until a superseding election is made or until it is cancelled. Any superseding election shall be effective for each Plan Year subsequent to the year in which it was made.

   Each Participant qualifying for participation on December 11, 1995, may elect, prior to December 31, 1995, to make a 4.01(A)(ii) or (iii) deferral with respect to bonuses rewarding performance in 1995.

   4.02 Deferral Match. The Employer shall add to a Participant's Share Account an amount equal to the difference between the employer contributions actually made on behalf of the Participant under the Incentive Thrift Plan and the amount that would have been made had the Participant's compensation under that plan not been restricted under Section 4.01(a)(17) of the Internal Revenue Code. Deferred Match contributions will be made at such time or times as the monies would otherwise have been paid as employer contributions under the Thrift Plan.

   4.03 Deferred Compensation Accounts. Deferrals shall be allocated to either a Cash Account or a Share Account.
  Deferral Match contributions shall be allocated to the Participant's Share Account. Other deferrals shall be allocated to the account selected by the Participant at the time he or she makes an election for the related deferral.
  Cash or Share values are to be determined by the Share Price on the date the cash or Shares would otherwise have been paid to the Participant. Once a deferral is allocated to the Cash or Share Account, it may not be reallocated. The Deferred Compensation Accounts for each Participant shall continue to reflect amounts deferred under the prior provisions of the Incentive Plans and any Deferral Agreement.
   (A)    Cash Account.  The Cash Account for each
  Participant shall be credited with an amount of Deferred Compensation as of the date the equivalent cash payment would otherwise have been made, Incentive Shares awarded, or Performance Shares first allocated to the Participant (converting Shares to Cash at the Share Price on said date). All Cash Accounts shall be increased by a factor (the Interest) as follows: As of the last day of each Plan Year, the Employer shall credit to each such account interest on the balance in such account computed with regard to the amount of time during the Plan Year that such amount has been credited to such account. The rate of interest shall be the twelve-month average for the Plan Year of the monthly base rates on prime corporate loans at the principal office of The First National Bank of Boston in effect on the last day of each month.

   (B)    Share Account.  The Share Account for each
  Participant shall be credited with an amount of Deferred Compensation as of the date the equivalent cash payment would otherwise have been made (at the Share Price on the next investment date), Incentive Shares awarded, or Performance Shares finally awarded to the Participant. Upon each declaration of cash dividends on Shares, the Participant's Share Account shall be increased by the number of Shares equivalent to the dividend declared on a Share (the Dividend) multiplied by the number of Shares credited to the Participant's Share Account on the date of record calculated as if the Shares in the Account had participated in the Dividend Reinvestment Plan.

   4.04   Payment of Balances.

   (A) Election of Time of Payment. At the time of electing to defer Compensation, in accordance with subsection
  4.01(A), the Participant shall also elect whether to receive payment after ten years or upon Termination of Service on or after the date when the Participant could first commence receiving benefits under the Qualified Plan.

   (B) Payments After Ten Years. If the Participant has elected payment after ten years, the full related Cash and Share Account Balances shall be paid as soon as practicable after the close of the tenth anniversary of the close of the Related Plan Year.
   (C) Payments at Retirement. If the Participant has elected payment on the date when the Participant could first commence receiving benefits under the Qualified Plan, the Participant's full Cash and Share Account Balances shall be paid in ten annual payments commencing at such date.

   (D)    Payments Upon Termination of Service.
          Regardless of the payment election previously made by the Participant, the full Cash and Share Account balances of a Participant who is not Vested under the Qualified Plan shall be paid as soon as practicable after a Termination of Service.
   Regardless of the payment election previously made by the Participant, within the Election Period following Termination of Service, a Participant who is Vested in the Qualified Plan may elect to receive as soon as practical payment of his full Cash and Share Account balances, less 10%.

   (E) Hardship Payments. Prior to a Participant's Termination of Service (or completion of a subsection 4.04(C)
payment stream, if applicable), the Benefits Committee shall have the power and discretion to make a payment to such Participant from his or her Deferred Compensation Account at any time if the Benefits Committee determines that the Participant is suffering from a serious financial emergency resulting from circumstances beyond the Participant's control which would cause a hardship to the Participant unless such payment was made. Payments will be made first from the Cash Account, to the extent not in Deferral Units, secondly from the Share Account, and thirdly from Deferral Units. Benefits otherwise payable from a partially liquidated Deferral Unit shall then be actuarially adjusted, using the most recent assumptions established by the Benefits Committee for the Qualified Plan, for the payment made. No payments will be made on account of Deferral Units for which a split-dollar option has been elected under prior provisions of the Plan.
   Any such hardship payment will be in a lump sum and will not exceed the lesser of (i) the amount necessary to satisfy the hardship situation or (ii) the balance of the Participant's Deferred Compensation Accounts.

   (F)    Dissolution of Employer; A Major Transaction;
  Change in Control. In the event of dissolution, liquidation, or winding up of the business of the Employer or the New England Electric System, whether voluntary or involuntary, the Participant shall receive, at the time of such event, a lump sum payment equal to the balance in his Cash and Share Accounts and the Actuarial Value of the maximum value of future benefits from Deferral Units, unless the New England Electric System has assumed all the rights, duties, and obligations of the Employer hereunder.
   In the event of a Major Transaction or a Change in Control, any Participant, whether terminated or active, may elect at any time during the Election Period to receive, in lieu of any future benefits hereunder, a lump sum payment equal to the balance of his Cash and Share Accounts and the Actuarial Value of the maximum value of future benefits from Deferral Units, all less 10%. The Employer of each Participant at the time (or at termination, if applicable) shall, as soon as practicable after a Major Transaction or a Change in Control advise the Participant of his rights under this paragraph.

   (G) Death or Disability. In the event of the Participant's death, the full Cash and Share Account Balances shall be distributed to the Beneficiary as soon as practicable.
   At the request of the Participant following his Disability, the full Cash and Share Account Balances shall be distributed to the Participant as soon as practicable.

   (H) Form of Payments. Except as provided herein, any distribution from a Cash Account will be in cash. Any distribution from a Share Account will be in the form of Shares; however, the Participant may elect, before the 30th day preceding the tenth anniversary or Termination of Service, as the case may be, to receive cash in lieu of Shares for any percentage up to 100% of said distribution.
   All distributions on account of Hardship, death, Disability, dissolution, Change in Control, Major Transaction, or Failure of Payments shall be in cash.

   (I) Distributed Shares. The date of determination for the Share Price of Shares distributed or converted hereunder shall be:
          (i) for payments under 4.04(B), December 31 of the concluding year;
          (ii) for payments under 4.04(C) and the first paragraph of 4.04(D), the last day of the month prior to the payment date;
          (iii)   for payments under 4.04(E), the last
                    trading date of the month prior to the
                    month in which the Benefits Committee
                    authorizes the distribution;
          (iv) for payments under the first paragraph of 4.04(F), the last trading date of the month preceding the triggering event;
          (v) for payments under the second paragraph of 4.04(F), the highest average of the high and low prices on the New York Stock Exchange Composite Transaction as reported in the Wall Street Journal for any five consecutive trading days in the 60 days
                    preceding the Change in Control or Major
                    Transaction (if there is no trading in the Shares on the New York Stock Exchange for a substantial amount of time during the five-
                  day period, or if publication by The Wall
                    Street Journal of reports of Share
                    transactions for any day in the five-day period does not take place or is subject to reporting error, the value of Shares shall be determined by the Benefits Committee on the basis of such market quotations or other method as the Benefits Committee shall deem appropriate);
          (vi) for payments under 4.04(G), the last day of the month following the triggering event;
          (vii)   for elections made during an election
                    period other than under the second
                    paragraph of 4.04(F), the last day of the month following filing of the election with the Company; and
          (viii) for payments made under 4.06, the last day of the month preceding the triggering event.

   Shares to be distributed shall be purchased on the open market, unless an officer of the New England Electric System determines otherwise; provided, however, if the Employer has placed an appropriate number of Shares in the Rabbi Trust for the benefit of the Participant, the Employer may satisfy the requirement by distribution of said Shares.

   (J) Taxes. If a distribution is to be made solely in Shares, the Employer may withhold from such distribution an amount equal to its withholding obligations under state and Federal tax laws.
   4.05 No Segregation of Assets. The Employer shall not be required to set aside or segregate any assets of any kind to meet any obligations under this Plan. All obligations of the Employer shall be reflected by bookkeeping entries only. The Participants shall have no rights under this Plan to any specific assets of the Employer (including any Shares purchased by the Employer to reflect its obligation hereunder) and ownership of any insurance policies relating to Deferral Units shall remain with the Employer. The rights of a Participant under this Plan shall be those of a general, unsecured creditor of the Employer.

   4.06 Failure of Payments. Any provision of this Plan to the contrary notwithstanding, if (i) an Employer shall fail to make any payment to any Participant when due under this Plan or

(ii) any employer or company shall fail to make any payments to any Participant due under any of the Other Plans, each Participant will be paid immediately a lump sum payment equal to the balance of his Cash and Share Accounts (and the Actuarial Value of the maximum value of future benefits from Deferral Units). If any employer or company shall fail to make a payment as provided in (i) or (ii) due to inadvertence or a good faith delay to permit processing and shall immediately upon discovery of such failure or delay make such payment in full, the original failure to make the payment or payments shall not, for the purposes of this paragraph, be a failure to make a payment. If any employer or company shall, in good faith, contest a claim by a participant under this Plan or any of the other above-listed plans, the failure to make the contested payment or payments shall not, for the purpose of this paragraph, be a failure to make a payment.
   Subject to any necessary regulatory approvals, if the Employer does not make the aforesaid payment, New England Electric System will make the payment.

  V.      AMENDMENT OR TERMINATION
   ------------------------

   5.01 Right to Amend or Terminate. The Compensation Committee may amend or terminate this Plan at any time; provided, however, that no such action shall affect any right or obligation with respect to any Compensation previously earned; provided, further, that, if the Compensation Committee, in its sole discretion, determines that (a) changes in Federal income tax statutes, rules, or regulations, (b) changes in the Federal tax rate paid by the Employers, or (c) the application or potential application to the Plan of Section 406 of Title I of the Employee Retirement Income Security Act of 1974 make it advisable, existing Deferral Units may be modified or canceled; and provided further, no amendment or discontinuance in any manner adverse to a Participant with respect to benefit formula or optional form of payment may be made for three years following a Change in Control or a Major Transaction. No such modification or cancellation shall affect any Participant's Cash or Share Account Balance. No such modification may reduce the then established retirement income or death benefit of a Participant who has had a Termination of Service, but it may reduce or eliminate any subsequent increases in either or both.

  VI.     GENERAL PROVISIONS
   ------------------

   6.01 Nonalienation of Benefits. Except as provided in the split-dollar option under prior provisions of the Plan, a Participant shall not have the right to commute, sell, assign, transfer, or otherwise convey the right to receive any payments under this Plan, which payments and the right thereto shall be nonassignable and nontransferable, whether voluntarily or involuntarily.

   6.02 No Implied Rights. Neither this Plan nor the making of payments or purchases of insurance by an Employer shall be construed to create any obligation upon an Employer to continue the Plan or to continue purchases of insurance or to give any present or future employee any right to continued employment.

   6.03 Effectuation of Interest. In the event it should become impossible for New England Electric System, the Employers, the Compensation Committee, or the Benefits Committee to perform any act required by the Plan, New England Electric System, the Employers, the Compensation Committee, or the Benefits Committee may perform such other act as it in good faith determines will most nearly carry out the intent and purpose of the Plan.

   6.04 Copy of Plan. An executed copy of the Plan shall be available for inspection by Participants or other persons entitled to benefits under the Plan at reasonable times at the Personnel Offices of the Employers.

   6.05 Headings. The headings of articles and sections of the Plan are for convenience of reference only.

   6.06 Gender and Number. Unless the context requires otherwise, the singular shall include the plural; the masculine gender shall include the feminine; and such words as "herein",

"hereinafter", "hereof", and "hereunder" shall refer to this instrument as a whole and not merely to the subdivision in which such words appear.

   6.07 Separability. If any term or provision of this Plan, as presently in effect or as amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Plan and the application of such term or provision to payments or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term or provision of this Plan shall be valid and enforced to the fullest extent permitted by law.

   6.08 Applicability. All provisions of this Plan shall be uniformly applicable to all Participants.

   6.09 Governing Law. Except as otherwise required by law, this Plan and all matters arising thereunder shall be governed by the laws of The Commonwealth of Massachusetts.
   6.10   Effective Date.  This Amendment shall be effective
  October 24, 1995.
  Dated:  February 24, 1997
                            s/George M. Sage
  SIGNATURE              ______________________________
                         Chairman
                         Pursuant to Vote of October 24,
                         1995, of the Compensation
                         Committee

                          APPENDIX A

                      ADDITIONAL DEFERRALS



   1. By vote of the Compensation Committee of October 15, 1996, certain individuals were granted special performance bonuses of share grants, said bonuses to be deferred to the individual's Share Account under the Plan and subject to all the benefits and limitations of the Plan, except that the provision for payments after ten years will not apply.

   2.   By vote of the NEES Board of Directors on November
  26, 1996, John W. Rowe was granted a special performance bonus of 6,000 shares, said bonus to be deferred to his Share Account under the Plan and subject to all the benefits and limitations of the Plan, except that the Share Account balance relating to the 6,000 shares shall no longer be deferred but shall be paid as soon as practical after a Termination of Service.